Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-229083 and 333-212432 on Form F-3 and Registration Statement Nos. 333-214817, 333-220015, 333-225003 and 333-232230 on Form S-8, of our report dated March 29, 2021, relating to the consolidated financial statements of Cellect Biotechnology Ltd. appearing in the Report on Form 20-F of Cellect Biotechnology Ltd. for the year ended December 31, 2020.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 29, 2021